Amended and Restated as of December 2025

JOINT CODE OF ETHICS FOR
JACOB FUNDS INC. AND
JACOB ASSET MANAGEMENT OF NEW YORK LLC

Jacob Funds Inc. (the “Funds”) and Jacob Asset Management of New York LLC, the Funds’ investment adviser (the “Adviser”) have determined to adopt this Joint Code of Ethics (the “Code”) to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940, as amended (the “1940 Act”) and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).
I.     STATEMENT OF GENERAL PRINCIPLES AND STANDARDS OF BUSINESS CONDUCT
The following general fiduciary principles shall govern the personal investment activities of all Supervised Persons. Each Supervised Person shall adhere to the highest ethical standards. In addition, the Adviser requires that all Supervised Persons, in carrying out the operations of the Adviser, adhere to certain standards of business conduct that are designed to reflect the Adviser’s legal and fiduciary obligations to its clients. Specifically, all Supervised Persons, at all times, shall:
A.     place the interests of the Funds and the Advisory Clients before his personal interests;
B.     conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility;
C.     not take any inappropriate advantage of his position with or on behalf of the Funds or the Advisory Clients;
D.     comply with all laws, rules and regulations applicable to the Adviser’s operations and business. Supervised Persons should seek guidance whenever they are in doubt as to the applicability of any law, rule or regulation regarding any contemplated course of action;
E.     comply with all applicable Federal Securities Laws. This means that Supervised Persons are not permitted to (a) defraud a client in any manner; (b) mislead a client in any manner, including by making a statement that omits material facts; (c) engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon a client; (d) engage in any manipulative practice with respect to a client; or engage in any manipulative practice with respect to securities, including price manipulation; and
F.     avoid any conflict of interest with regard to the Adviser and its clients. A “conflict of interest” occurs when an individual’s private interest interferes with the interests of the Adviser and/or the interests of its clients. Any conflict of interest that arises in a

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specific situation or transaction must be disclosed by the individual and resolved before taking any action.
II.    DEFINITIONS
A.     An “Access Person” means (i) any director, officer, manager, member or Advisory Person (as defined below) of the Funds or any investment adviser of the Funds (other than the Adviser); (ii) any manager, member or Advisory Person of the Adviser; and (iii) any director, officer or general partner of a principal underwriter of the Funds who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for the Funds for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Funds regarding the purchase or sale of securities.
B.     An “Advisory Person” means any employee of the Funds, any investment adviser thereof, or the Adviser (or of any company in a control relationship to the Funds, the Adviser or any other investment adviser of the Funds), who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Funds or by the Adviser’s registered investment company clients or other advisory clients (individually an “Advisory Client” and collectively, the “Advisory Clients”), or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Funds, any investment adviser thereof, or the Adviser who obtains information regarding the purchase or sale of securities.
C.     A “Portfolio Manager” means any person or persons with the direct responsibility and authority to make investment decisions affecting the Funds.
D.     “Access Persons,” “Advisory Persons” and “Portfolio Managers” shall not include any individual who is required to and does file quarterly reports with any investment adviser (other than the Adviser), sub-adviser, administrator or principal underwriter for the Fund substantially in conformity with Rule 17j-1 of the 1940 Act and Rule 204A-1 under the Advisers Act, provided, however, that the compliance officer of any investment adviser (other than the Adviser), sub-adviser, administrator, or the principal underwriter shall (i) file an annual certification with the Funds stating that such entity has adopted or approved the continuation of its code of ethics and that the code of ethics contains provisions reasonably necessary to prevent its Access Persons from violating Rule 17j-1; and (ii) notify the Funds’ Review Officer of any material violation of such entity’s code of ethics upon actual knowledge by such compliance officer that such a violation had occurred. The Funds’ Review Officer shall report any such violations to the Funds’ Board of Directors in accordance with the provisions of the Code as if the report of the violation had been made under the Code.
E.     “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

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F.     “Beneficial Ownership” shall be interpreted subject to the provisions of Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.
G.    “CCO” shall mean the “Chief Compliance Officer” of the Adviser.
H.     “Control” shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.
I.     “Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the U.S. Securities and Exchange Commission (the “SEC”) under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.
J.     “Independent Director” means a Director of the Funds who is not an “interested person” within the meaning of Section 2(a)(19) of the 1940 Act. An “interested person” includes any person who is a trustee, director, officer, employee or owner of 5% or more of the outstanding stock of any investment adviser to the Funds. Affiliates of brokers or dealers are also “interested persons,” except as provided in Rule 2a19-1 under the 1940 Act.
K.     “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.
L.     “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.
M.     “Reportable Fund” means (i) any investment company for which the Adviser serves as an investment adviser or (ii) any investment company whose investment adviser or principal underwriter controls, is controlled by, or is under common control with the Adviser.
N.     Reportable Security” shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940, as amended (the “1940 Act”), and therefore means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase

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any of the foregoing, and includes Reportable Funds. Notwithstanding the foregoing, “Reportable Security” shall not include securities issued or guaranteed by the U.S. Government or any other “government security” as defined in the 1940 Act, bankers’ acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated by the Directors of the Funds, or shares of registered open-end investment companies (other than Reportable Funds and exchange-traded funds (ETFs)).
O.     The “Review Officer” is the person designated by the Funds’ Board of Directors to monitor the overall compliance with this Code. In the absence of any such designation, the Review Officer shall be the Funds’ CCO. If the Review Officer is also an Access Person, another individual will perform Review Officer duties with respect to the Access Person/Review Officer.
P.     “Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.
Q.     A security is “being considered for purchase or sale” when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.
R.     “Supervised Person” means any director, officer, partner or employee of the Adviser, any other person who provides advice on behalf of the Adviser and is subject to the Adviser’s supervision and control, and any other persons that the Review Officer may, in his or her discretion, deem to be subject to certain provisions of this Code of Ethics.
III.    RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES
A.     Blackout Periods
1.     No Access Person (other than an Independent Director) shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he knows or should have known that the Funds or the Advisory Clients have a pending “buy” and “sell” order in that same security until that order is executed or withdrawn.
2.     No Advisory Person or Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Funds have traded in that security.
3.    There may be circumstances where an Advisory Person or Portfolio Manager receives pre-approval from the Review Officer and executes a personal transaction, but another Portfolio Manager purchases or sells the same security after the fact on behalf of and in the best interests of an Advisory Client within

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the seven calendar day period. Such an event will not be immediately deemed a violation of the blackout period. However, the Review Officer will investigate the matter further and determine if there was any intent to act contrary to the best interests of the Advisory Client in the execution of the personal transaction by the Advisory Person or Portfolio Manager.
B.     Initial Public Offerings and Limited Offerings
With regard to Initial Public Offerings and Limited Offerings, each Advisory Person shall:
1.     obtain express prior written approval from the Review Officer (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for the Funds or Advisory Clients, and whether such opportunity is being offered to such Advisory Person by virtue of his position with the Funds or the Adviser acting on behalf of Advisory Clients) for any acquisition of securities in an Initial Public Offering or private placement. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory Persons of such securities, must be maintained for at least five years after the end of the fiscal year in which the approval is granted; and
2.     after authorization to acquire securities in an Initial Public Offering or private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Funds or any other Advisory Client for investment in that issuer.
Any express prior written approval received from the Review Officer shall be valid only on the day on which it was issued. If the Funds or Adviser acting on behalf of an Advisory Client decides to purchase securities of an issuer the shares of which have been previously obtained for personal investment by an Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.
C.     Short-Term Trading Profits
1.    For Reportable Securities, Except Reportable Funds. No Access Person (other than an Independent Director) shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Reportable Securities of which such Access Person has beneficial ownership within 5 calendar days. Any profit so realized shall, unless the Funds’ Board of Directors approves otherwise, be disgorged as directed by the Funds’ Board of Directors.
2.    For Reportable Funds.
a.    Access Persons, officers and employees of the Adviser (including full-time, part-time and temporary employees) are required to maintain holdings in a Reportable Fund for a minimum of 60 calendar days before

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such persons are permitted to redeem their shares at a profit (the “Mandatory Holding Period”). Any redemption in violation of the Mandatory Holding Period that is not otherwise exempted or excepted from this policy will result in the required disgorgement of the profits resulting from the transaction. Any disgorgement shall be donated to a charitable organization selected by the Board of Directors.
b.    Exemptions and Exceptions. In addition to the exceptions listed in III.F., the Mandatory Holding Period does not apply to systematic purchases of shares of a Reportable Fund, such as periodic rebalancing of an investment portfolio, or similar transactions. Upon written request submitted to the Review Officer, the Review Officer may grant an exception to the Mandatory Holding Period for certain significant life events (e.g., marriage, education, purchase of home, etc.); however, the Review Officer will report such exceptions to the Board of Directors at the next regularly scheduled board meeting.
D.     Gifts
1.     Accepting Gifts. On occasion, because of their position with the Funds and the Adviser, Access Persons may be offered or may receive without notice, gifts from clients, brokers, vendors or other persons. Acceptance of extraordinary or extravagant gifts, as well as cash in any amount, is prohibited. Any such gifts must be declined and returned in order to protect the reputation and integrity of the Funds and the Adviser. Gifts of nominal value, customary business meals, entertainment (e.g., sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted. All gifts received by an Access Person that might violate this Code must be promptly reported to the Review Officer.
2.     Solicitation of gifts. Access Persons are prohibited from soliciting gifts of any size under any circumstances.
3.     Giving gifts. Access Persons may not give any gift above a nominal value to an Advisory Client or persons who do business with, regulate, advise or render professional services to the Funds and/or the Adviser.
E.     Service as a Director
1.     No Advisory Person shall serve on a board of directors of a publicly traded company without prior authorization from the Board of Directors of the Funds, based upon a determination that such board service would be consistent with the interests of the Funds and its investors or the Advisory Clients.
2.     If board service of an Advisory Person is authorized by the Board of Directors of the Funds such Advisory Person shall be isolated from the investment making decisions of the Funds or Advisory Clients with respect to the company of which he is a director.

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F.     Exempted Transactions
The prohibition of Section III. shall not apply to:
1.     purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;
2.     purchases or sales that are non-volitional on the part of the Access Person, the Funds or the Advisory Clients, including mergers, recapitalizations or similar transactions;
3.     purchases which are part of an Automatic Investment Plan; and
4.     purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
IV.     COMPLIANCE PROCEDURES
A.    Preclearance Requirements
1.    Preclearance for Securities (except Reportable Funds)
An Access Person (other than a Independent Director) may not, directly or indirectly, acquire or dispose of beneficial ownership of a security, except Reportable Funds, except as provided below unless:
a.    such purchase or sale has been approved by the Review Officer;
b.    the approved transaction is completed within five business days of the day approval is received; and
c.    the Review Officer has not rescinded such approval prior to execution of the transaction.
2.Preclearance for Transactions in a Reportable Fund
All Access Persons (other than Independent Directors), officers and employees of the Adviser must preclear transactions in a Reportable Fund. The Personal Trading Request and Authorization for Purchase or Sale of a Reportable Fund form attached to the Code shall be used for this purpose.
B.     Reporting Requirements
All Access Persons, except for Independent Directors (see Section D. below), are subject to the following reporting requirements with respect to their personal securities transactions and securities holdings. Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

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1.     Disclosure of Personal Holdings (Initial and Annual Reports).
a.     Initial Holdings Reports. No later than ten days after the person becomes an Access Person, the following information must be provided:
1.     the title, exchange ticker symbol or CUSIP number, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;
2.     the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and
3.     the date that the report is submitted by the Access Person.
b.     Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted) must be provided:
1.     the title, exchange ticker symbol or CUSIP number, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership;
2.     the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and
3.     the date that the report is submitted by the Access Person.
2.     Duplicate Confirmations. All Access Persons (other than Independent Directors) shall direct their brokers to supply the Funds’ Review Officer on a timely basis, duplicate copies of confirmations of all personal securities transactions. Access Persons (other than Independent Directors) shall provide an initial report of their brokerage accounts and update the report when new brokerage accounts are opened.
3.     Quarterly Reports. Each Access Person (other than Independent Directors) shall, not later than ten days after the end of each calendar quarter, file with the Review Officer confidential quarterly reports containing the information set forth below with respect to personal securities transactions effected and brokerage accounts maintained during the quarter, provided that no Access Person shall be required to report transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question).

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Every quarterly report shall contain the following information with respect to any transaction during the quarter in a security in which the Access Person had any direct or indirect beneficial ownership:
a.     the date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares and the principal amount of each security involved;
b.     the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
c.     the price at which the transaction was effected;
d.     the name of the broker, dealer or bank with or through whom the transaction was effected; and
e.     the date that the report is submitted by the Access Person.
With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:
a.     the name of the broker, dealer or bank with whom the Access Person established the account;
b.     the account number and date the account was established; and
c.     the date that the report is submitted by the Access Person.
C.     Review
The Review Officer and compliance staff shall review the initial, quarterly and annual Access Person reports, as well as duplicate confirmations, and compare the information disclosed in such reports with the trading records of the Funds or the Advisory Clients. In reviewing transactions, the Review Officer shall take into account the exemptions allowed under Section III.F. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.
D.     Certification of Compliance
Each Supervised Person is required to certify (in writing) annually that he or she has received, read and understood the Code and any subsequent amendments and recognizes that he or she is subject to such Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

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V.     REQUIREMENTS FOR INDEPENDENT DIRECTORS
Each Independent Director shall provide an annual certification, as required in Section IV. D. above, certifying that they have read the Code and are subject to the Code. Independent Directors are not required to provide quarterly reports unless such Director, at the time of a transaction, knew or should have known, in the ordinary course of pursuing his or her official duties as Director, that during the 15-day period immediately preceding or after the transaction by the Director (i) such security was being purchased or sold by the Funds; or (ii) such security was being considered for purchase or sale by the Funds.
VI.     REVIEW BY THE BOARD OF DIRECTORS OF THE FUNDS OR BOARD OF MANAGERS OF THE ADVISER
A.     Board Approval
The Board of Directors of the Funds, including a majority of the Independent Directors of the Funds, and the Board of Managers of the Adviser, must initially approve this Joint Code of Ethics, and unless exempted by SEC rules, each principal underwriter of the Funds. In addition, the Board of Directors, including a majority of the Independent Directors of the Funds and the Board of Managers of the Adviser, must approve any material change to such codes of ethics no later than six months after the change.
B.     Reports to the Board
At least annually, the Review Officer shall furnish to the Funds’ Board of Directors, and the Board must consider, a written report that includes:
1.     all existing procedures concerning Access Persons’ personal trading activities and any procedural changes made during the past year;
2.     any recommended changes to the Code or procedures;
3.     a summary of any issues arising under the Code since the last report to the Board including, but not limited to, information about material violations which occurred during the period, and the sanctions or other action that was taken in response to such violations; and
4.     A certification that the Funds and the Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating this Code.
VII.REPORTING VIOLATIONS TO THE CHIEF COMPLIANCE OFFICER
All Supervised Persons of the Adviser are required to immediately notify the Review Officer when they become aware of any potential violations of this Code of Ethics.

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VIII.    SANCTIONS
A.     Sanctions for Violations by Access Persons
If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Chief Compliance Officer, who will determine what sanctions, if any, are deemed appropriate, including, among other possible sanctions, disgorgement of profits, censure, suspension or termination of the employment of the violator. In the event the CCO or the Review Officer is in violation, the President of the Funds will determine what sanctions, if any, are deemed appropriate. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Directors of the Funds.
B.     Sanctions for Violations by Independent Directors
If the Review Officer determines that any Independent Director has violated this Code, he or she shall so advise the President of the Funds and also a committee consisting of the Independent Directors (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Fund and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Directors of the Funds, which shall impose such sanctions as it deems appropriate.
IX.     MISCELLANEOUS
A.     Access Persons
The Review Officer will identify all Access Persons who are under a duty to make reports to the Funds and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.
B.     Records
The Funds’ Administrator shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission (“SEC”):
1.     a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
2.     a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

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3.     a copy of each report made by an Access Person pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;
4.     a list of all persons who are required, or within the past five years have been required, to make reports or who are or were responsible for reviewing such reports pursuant to this Code shall be maintained in an easily accessible place;
5.      a copy of each periodic written report to the Funds’ Board of Directors relating to a code of ethics provided by the Funds, the Adviser, or any other investment adviser or principal underwriter, shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;
6.     a record of all written acknowledgements of receipt of this Code of Ethics and any amendments hereto for each person who is currently, or, at any time during the past five (5) years, was a Supervised Person. Such records are to be maintained for five (5) years after the individual ceases to be a Supervised Person; and
7.     a record of any decision and the rationale supporting the decision to approve the purchase of Reportable Securities by Access Persons.
C.     Confidentiality
All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.
D.     Interpretation of Provisions
The Board of Directors of the Funds may from time to time adopt such interpretations of this Code as it deems appropriate.

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JACOB FUNDS INC.
JACOB ASSET MANAGEMENT OF NEW YORK LLC

QUARTERLY TRANSACTION REPORT

To:                             , Review Officer

From:
(Your Name)

Date:

This Quarterly Transaction Report (the “Report”) is submitted pursuant to Section IV.B.3 of the Joint Code of Ethics of the Jacob Funds and Jacob Asset Management of New York LLC and supplies (below) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by an Advisory Client) for the calendar quarter ended ____________________________.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Joint Code of Ethics.

For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Joint Code of Ethics and Rule 16a-l(a) (2) of the Securities Exchange Act of 1934.

Signature:

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Date of Transaction	Title of Transaction	Exchange Ticker or CUSIP Number	Interest Rate	Maturity Date	Nature of Transaction (whether Purchase, Sale or Other Type of Disposition Or Acquisition	Number of Shares	Principal Amount of Securities Acquired or Disposed Of	Price At Which the Transaction Was Effected	Name of the Broker, Dealer or Bank With or Through Whom The Transaction Was Effected	Nature of Ownership of Securities*

_______________
  *  If appropriate, you may disclaim beneficial ownership of any security listed in this report.

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JACOB FUNDS INC.
JACOB ASSET MANAGEMENT OF NEW YORK LLC

    PERSONAL TRADING REQUEST AND AUTHORIZATION

Personal Trading Request (to be completed by Access Person prior to any personal trade):

Name:

Date For Which You Seek Approval:

Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold:

Nature of the transaction (i.e., purchase, sale):1

Are you or is a member of your immediate family an officer or director of the issuer of the securities or any affiliate2 of the issuer?

Yes ___    No___

    If yes, please describe:

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.3

Do you have any material non-public information concerning the issuer?

Yes ___    No___

1 If other than market order, please describe any proposed limits.
2 For purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.
3 A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A, "business relationship" includes, for example, the provision of consulting services or insurance coverage.

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Personal Trading Request and Authorization Form -
Do you beneficially own more than ½ of 1% of the outstanding equity securities of the issuer?

Yes___    No___

    If yes, please report the name of the issuer and the total number of shares “beneficially owned”:

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by an Advisory Client that may be relevant to a determination as to the existence of a potential conflict of interest?4

Yes___    No___

If yes, please describe:

To the best of your knowledge and belief, the answers that you have provided above are true and correct.

Signature

4 Facts that would be responsive to this question include, for example, the receipt of "special favors" from a stock promoter, such as participation in a private placement or Initial Public Offering, as an inducement to purchase other securities of the issuer. Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where the Fund might invest in securities related to the leveraged buy-out. The foregoing are only examples of pertinent facts and in no way limit the types of facts that may be responsive to this question.

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Personal Trading Request and Authorization Form -
Approval or Disapproval of Personal Trading Request (to be completed by Review Officer):

_______    I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary5 for approval of the proposed transaction have been satisfied.

_______    I do not believe the above-described proposed transaction is consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.

Dated:          Signed:

        Title:

5 In the case of a personal securities transaction by an Access Person of the Adviser, the Joint Code of Ethics requires that the Review Officer determine that the proposed personal securities transaction (i) is not potentially harmful to the Adviser's clients, (ii) would be unlikely to affect the market in which such client's portfolio securities are traded, or (iii) is not related economically to securities to be purchased, sold, or held by the Adviser's clients. In addition, the Joint Code requires that the Review Officer determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the Access Person's relationship with a client.

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JACOB FUNDS INC.
JACOB ASSET MANAGEMENT OF NEW YORK LLC

    PERSONAL TRADING REQUEST AND AUTHORIZATION
FOR PURCHASE OR SALE OF
A REPORTABLE FUND

Personal Trading Request (to be completed by an Access Person prior to any personal trade of Reportable Funds):

Name:

Date For Which You Seek Approval:

Dollar amount or number of Reportable Fund shares to be purchased or sold:

Nature of the transaction (i.e., purchase, sale):

Reason for the transaction (i.e., liquidity, retirement investment, tax reasons, etc.):

Will the redemption of shares of a Reportable Fund result in a violation of the Mandatory Holding Period (cannot profit from the sale of shares of a Reportable Fund within 60 calendar days of the purchase of such securities)?
Yes __ No ___

Is the transaction based on any non-public material information with regard to holdings in the Funds’ portfolios? Yes ___ No ___

To the best of your knowledge and belief, the answers that you have provided above are true and correct.

Signature

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Approval or Disapproval of Personal Trading Request (to be completed by Review Officer):

_______    I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary1 for approval of the proposed transaction have been satisfied.

_______    I do not believe the above-described proposed transaction is consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.

Dated:          Signed:

Title:

1 In the case of a personal securities transaction by an Access Person of the Adviser, the Joint Code of Ethics requires that the Review Officer determine that the proposed personal securities transaction (i) is not potentially harmful to the Adviser's clients, (ii) would be unlikely to affect the market in which such client's portfolio securities are traded, or (iii) is not related economically to securities to be purchased, sold, or held by the Adviser's clients. In addition, the Joint Code requires that the Review Officer determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the Access Person's relationship with a client.
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JACOB FUNDS INC.
JACOB ASSET MANAGEMENT OF NEW YORK LLC

INITIAL HOLDINGS REPORT

To:                             , Review Officer

From:
(Your Name)

Date:

I hereby acknowledge receipt of a copy of the Joint Code of Ethics for Jacob Funds Inc. and Jacob Asset Management of New York LLC. I have read and understand the Joint Code of Ethics and recognize that I am subject thereto in the capacity of an “Access Person.”

This Initial Holdings Report (the “Report”) is submitted pursuant to Section IV.B.1.a. of the Joint Code of Ethics of Jacob Funds Inc. and Jacob Asset Management of New York LLC and supplies information with respect to securities in which I may be deemed to have, or to have had, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by an Advisory Client).

Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any Client, such as any economic relationship between my transactions and Securities held or to be acquired by any Client.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Joint Code of Ethics.

For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Joint Code of Ethics and Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

Title of Securities	Exchange Ticker or CUSIP Number	Number of Shares	Principal Amount of Securities	Name of the Broker, Dealer or Bank With Whom Account in Which Securities Were Held is Maintained

Signature:
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JACOB FUNDS INC.
JACOB ASSET MANAGEMENT OF NEW YORK LLC

ANNUAL HOLDINGS REPORT

To:                             , Review Officer

From:
(Your Name)

Date:

This Annual Holdings Report (the “Report”) is submitted pursuant to Section IV.B.1.b. of the Joint Code of Ethics of Jacob Funds Inc. and Jacob Asset Management of New York LLC and supplies information with respect to securities in which I may be deemed to have any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by an Advisory Client) as of December 31, ______.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Joint Code of Ethics.

For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Joint Code of Ethics and Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

Title of Securities	Exchange Ticker of CUSIP Number	Number of Shares	Principal Amount of Securities	Name of the Broker, Dealer or Bank With Whom Account in Which Securities Were Held is Maintained

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I HEREBY CERTIFY THAT I (1) HAVE READ AND UNDERSTAND THE JOINT CODE OF ETHICS OF THE FUNDS AND ADVISER, AMENDED AND RESTATED AS OF JANUARY 14, 2005, (2) RECOGNIZE THAT I AM SUBJECT TO THE JOINT CODE OF ETHICS, (3) HAVE COMPLIED WITH THE REQUIREMENTS OF THE JOINT CODE OF ETHICS OVER THE PAST YEAR, (4) HAVE DISCLOSED ALL PERSONAL SECURITIES TRANSACTIONS, OVER THE PAST YEAR, REQUIRED TO BE DISCLOSED BY THE JOINT CODE OF ETHICS, (5) HAVE SOUGHT AND OBTAINED PRECLEARANCE WHENEVER REQUIRED BY THE JOINT CODE OF ETHICS AND (6) CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS ANNUAL REPORT IS TRUE AND CORRECT.

Name (Print)        _____________________________________________

Signature        _____________________________________________

Date            _____________________________________________

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JACOB FUNDS INC.
JACOB ASSET MANAGEMENT OF NEW YORK LLC

CODE OF ETHICS

ANNUAL ACKNOWLEDGEMENT FORM

I have read the Joint Code of Ethics, the Policy Statement on Insider Trading and the related Procedures. I understand the requirements thereof, and except as otherwise disclosed to the Review Officer or designee, I certify that I have, to date, complied with, and will continue to comply with, such requirements. I understand that any violation of the Policy Statement on Insider Trading, the Code of Ethics, or the related Procedures may lead to sanctions or significant remedial actions. I understand that I may also be subject to disgorgement proceedings for any short-term transactions that I may conduct that are inconsistent with Section III.C. of the Code.

In addition, I have reported or disclosed all personal securities transactions required to be reported or disclosed pursuant to the requirements of the Code and the related Procedures. I have reported to the Review Officer or designee all additions and/or deletions of accounts for reportable securities for which I have direct or indirect beneficial ownership held at broker/dealers, investment advisors, companies or other institutions. I have disclosed all personal accounts and securities for which I have direct or indirect beneficial ownership. I will continue to do so on an annual basis as long as I am employed by Jacob Asset Management or its affiliates.

I understand that there are prohibitions, restrictions and blackout periods on certain types of securities transactions and that I am prohibited from acquiring any securities in an Initial Public Offering (IPO).

Print Name    _________________________

Signature    _________________________

Date        _________________________
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ASSET DISCLOSURE FORM
Employee Report of Brokerage Account
Initial / Supplemental Disclosure (circle one)

Employee Name:

Department:

Date:

Employee Phone Number:

I have direct or indirect ownership** interest in the following accounts that are held at the following brokerage/dealers, companies or other institutions:

Broker/Dealer/Company	Address and Contact at Broker/Dealer/Company	Account Number

(Use reverse side to enter additional information.)

I have identified above all applicable brokerage, company and other institutional accounts in which I have a direct or indirect beneficial ownership interest. I understand that I must contact the Review Officer or designee at the time an account is closed and/or new account is opened.

Signature: _______________________________

**Accounts for which you have a direct of indirect beneficial ownership interest include, for example, your own accounts as well as accounts of you spouse and/or minor children, adults living in your home, and trusts for which you are trustee or in which you have a beneficial ownership interest. Please call the Review Officer or designee if you are unsure if you have a beneficial ownership interest in a brokerage account.

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